Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Reports Second Quarter 2022 Operating Results
CHICAGO, August 1, 2022 — Kemper Corporation (NYSE: KMPR) reported a net loss of $74.7 million, or $(1.17) per diluted share, for the second quarter of 2022, compared to a net loss of $62.6 million, or $(0.97) per diluted share, for the second quarter of 2021. As Adjusted for Acquisitions1 of American Access Casualty Company (“AAC”) and Infinity Property and Casualty Corporation, the net loss was $71.3 million, or $(1.12) per diluted share, for the second quarter of 2022, compared to a net loss of $52.5 million, or $(0.82) per diluted share, for the second quarter of 2021. In the second quarter of 2022, the net loss included a $32.0 million after-tax loss, or $(0.50) per diluted share, attributable to the change in fair value of equity and convertible securities.
Adjusted Consolidated Net Operating Loss1 was $39.7 million, or $(0.62) per diluted share, for the second quarter of 2022, compared to Adjusted Consolidated Net Operating Loss1 of $99.4 million, or $(1.54) per diluted share, for the second quarter of 2021.
Key themes of the quarter include:
•Personal Automobile margins impacted by broad inflationary pressures
•Earned rate is accelerating and Q2 rate taking activities exceeded planned actions
◦Specialty P&C Personal Auto filed an additional 19% rate increase on 30% of the book
◦Preferred P&C Personal Auto filed an additional 7% rate increase on 33% of the book
•Continued strong momentum in Commercial Vehicle, net written premiums grew 42% year-over-year
•Life persistency continues to be above pre-pandemic levels, mortality remains elevated but declined from first quarter
•Higher Net Investment Income driven by a one-time valuation gain on a real estate investment
•Holding company remains a source of strength for subsidiaries, with approximately $1.2B of liquidity
•Declared dividend of $0.31 per share

“Our second quarter results showed progress and commitment towards restoring profitability,” said Joseph P. Lacher, Jr., President, CEO and Chairman. “This was highlighted by our rate filing actions that exceeded the expectations we outlined in the first quarter. These actions are beginning to earn in and will accelerate throughout the remainder of this year and next. This should offset ongoing environmental pressures and ultimately help us achieve target underwriting profitability.”

1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Jun 30, 2022	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Net Income (Loss)	$(74.7)	$(62.6)	$(169.5)	$60.6
Adjusted Consolidated Net Operating Income (Loss) [1]	$(39.7)	$(99.4)	$(99.8)	$(12.2)

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(23.9)	$(27.5)	$(34.9)	$(49.3)

Diluted Net Income (Loss) Per Share From:
Net Income (Loss)	$(1.17)	$(0.97)	$(2.66)	$0.92
Adjusted Consolidated Net Operating Income (Loss) [1]	$(0.62)	$(1.54)	$(1.56)	$(0.19)

Impact of Catastrophe Losses and Related LAE on Net Income (Loss) Per Share	$(0.38)	$(0.43)	$(0.55)	$(0.75)
Revenues
Total revenues for the second quarter of 2022 decreased $68.7 million, or 5 percent, to $1,433.8 million, compared to the second quarter of 2021, driven by an $81.3 million decrease in the change in fair value of equity and convertible securities, $13.3 million of lower Preferred P&C earned premiums, and an $8.2 million decrease in net realized investment gains, partially offset by $33.4 million of higher Specialty P&C earned premiums. Net investment income increased $4.6 million to $118.5 million in the second quarter of 2022 compared to the second quarter of 2021 due primarily to a one-time valuation gain on a real estate investment and higher average investment balance and rate on Company-Owned Life Insurance, partially offset by lower rate on Fixed Income Securities.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2022	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Segment Net Operating Income (Loss):
Specialty Property & Casualty Insurance	$(38.9)	$(91.7)	$(83.6)	$(11.6)
Preferred Property & Casualty Insurance	(16.8)	(8.3)	(22.9)	1.3
Life & Health Insurance	17.7	13.0	20.8	20.3
Total Segment Net Operating Income (Loss)	(38.0)	(87.0)	(85.7)	10.0
Corporate and Other Net Operating Income (Loss)	(1.7)	(12.4)	(14.1)	(22.2)
Adjusted Consolidated Net Operating Income (Loss) [1]	(39.7)	(99.4)	(99.8)	(12.2)
Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	(32.0)	32.3	(54.3)	73.5
Net Realized Investment Gains (Losses)	8.7	15.2	9.9	26.1
Impairment Losses	(3.9)	(2.5)	(10.9)	(5.7)
Acquisition Related Transaction, Integration and Other Costs	(7.8)	(8.2)	(11.5)	(21.1)
Loss from Early Extinguishment of Debt	—	—	(2.9)	—
Net Income (Loss)	$(74.7)	$(62.6)	$(169.5)	$60.6
The Specialty Property & Casualty Insurance segment reported net operating loss of $38.9 million for the second quarter of 2022, compared to net operating loss of $91.7 million in the second quarter of 2021. Results improved due primarily to lower development on prior year claims. The segment’s Underlying Combined Ratio1 was 108.8 percent, compared to 107.3 percent in the second quarter of 2021. This increase is driven primarily by ongoing inflation and supply chain constraints.
The Preferred Property & Casualty Insurance segment reported net operating loss of $16.8 million for the second quarter of 2022, compared to a net operating loss of $8.3 million in the second quarter of 2021. Results deteriorated due primarily to a higher Underlying Combined Ratio1 and lower Net Investment Income. The segment’s Underlying Combined Ratio1 was 105.3 percent, compared to 103.1 percent in the second quarter of 2021. This increase is driven primarily by ongoing inflation and supply chain constraints.
The Life & Health Insurance segment reported net operating income of $17.7 million for the second quarter of 2022, compared to $13.0 million in the second quarter of 2021. This increase is primarily driven by higher returns from Alternative Investments and higher levels of investments and rate on Company-Owned Life Insurance, partially offset by lower levels of investments and yields on equity securities.

Capital
Total Shareholders’ Equity at the end of the quarter was $2,850.0 million, a decrease of $1,157.7 million, or 29 percent, since year-end 2021 primarily driven by a decrease in the fair value of the Company’s fixed income bond portfolio, a net operating loss, and cash dividends to shareholders. Kemper and its direct non-insurance subsidiaries ended the quarter with cash and investments of $275.9 million, and the $600.0 million revolving credit agreement was undrawn.
On May 4, 2022, Kemper announced that its Board of Directors declared a quarterly dividend of $0.31 per share, or $20.6 million. The dividend was paid on May 31, 2022 to its shareholders of record as of May 16, 2022.
Kemper ended the quarter with a book value per share of $44.64, a decrease of 29 percent from $62.93 at the end of 2021. Book Value Per Share Excluding Net Unrealized (Gains) Losses on Fixed Maturities1 was $52.03, compared to $55.04 at the end of 2021.

Unaudited condensed consolidated statements of income (loss) for the three months ended June 30, 2022 and 2021 are presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except Per Share Amounts)	Jun 30, 2022	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Revenues:
Earned Premiums	$1,353.7	$1,337.7	$2,692.3	$2,538.5
Net Investment Income	118.5	113.9	218.5	217.0
Change in Value of Alternative Energy Partnership Investments[2]	(4.9)	(7.7)	(21.6)	(23.1)
Other Income	0.9	1.8	3.3	3.3
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	(40.5)	40.8	(68.7)	93.0
Net Realized Investment Gains (Losses)	11.0	19.2	12.5	33.0
Impairment Losses	(4.9)	(3.2)	(13.8)	(7.2)
Total Revenues	1,433.8	1,502.5	2,822.5	2,854.5
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	1,170.3	1,224.1	2,323.7	2,113.6
Insurance Expenses	307.7	314.0	611.7	597.7
Loss from Early Extinguishment of Debt	—	—	3.7	—
Interest and Other Expenses	53.5	54.1	107.6	111.3
Total Expenses	1,531.5	1,592.2	3,046.7	2,822.6
Income (Loss) before Income Taxes	(97.7)	(89.7)	(224.2)	31.9
Income Tax Benefit (Expense)	23.0	27.1	54.7	28.7
Net Income (Loss)	$(74.7)	$(62.6)	$(169.5)	$60.6

Net Income (Loss) Per Unrestricted Share:
Basic	$(1.17)	$(0.97)	$(2.66)	$0.93
Diluted	$(1.17)	$(0.97)	$(2.66)	$0.92

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	63,815.6	64,376.8	63,779.9	64,897.8
Unrestricted Shares and Equivalent Shares - Diluted	63,815.6	64,376.8	63,779.9	66,051.5

Dividends Paid to Shareholders Per Share	$0.31	$0.31	$0.62	$0.62

2Loss related to Change in Value of Alternative Energy Partnership Investments was $4.9 million for the three months ended June 30, 2022, compared to $7.7 million for the same period in 2021. Tax benefits related to the Alternative Energy Partnership Investments were $1.1 million and $8.6 million for the three months ended June 30, 2022 and 2021, respectively. This resulted in a net loss of $3.8 million and net income of $0.9 million attributable to Alternative Energy Partnership Investments for the three months ended June 30, 2022 and 2021, respectively.

2Loss related to Change in Value of Alternative Energy Partnership Investments was $21.6 million for the six months ended June 30, 2022, compared to $23.1 million for the same period in 2021. Tax benefits related to the Alternative Energy Partnership Investments were $8.1 million and $37.2 million for the six months ended June 30, 2022 and 2021, respectively. This resulted in a net loss of $13.5 million and net income of $14.1 million attributable to Alternative Energy Partnership Investments for the six months ended June 30, 2022 and 2021, respectively.

Unaudited business segment revenues for the three months ended June 30, 2022 and 2021 are presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2022	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
REVENUES:
Specialty Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$905.8	$909.6	$1,807.5	$1,695.0
Commercial Automobile	137.9	100.7	257.8	192.9
Total Earned Premiums	1,043.7	1,010.3	2,065.3	1,887.9
Net Investment Income	34.0	42.7	68.9	77.7
Change in Value of Alternative Energy Partnership Investments	(2.5)	(3.7)	(10.9)	(11.0)
Other Income	1.0	1.0	2.7	1.9
Total Specialty Property & Casualty Insurance Revenues	1,076.2	1,050.3	2,126.0	1,956.5
Preferred Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	94.0	103.5	190.0	206.5
Homeowners	47.7	51.3	99.0	102.1
Other Personal	8.2	8.4	16.5	16.8
Total Earned Premiums	149.9	163.2	305.5	325.4
Net Investment Income	11.9	19.5	24.4	35.4
Change in Value of Alternative Energy Partnership Investments	(1.1)	(2.0)	(5.0)	(6.1)
Total Preferred Property & Casualty Insurance Revenues	160.7	180.7	324.9	354.7
Life & Health Insurance:
Earned Premiums:
Life	102.9	100.6	204.2	198.7
Accident & Health	45.1	47.9	90.9	95.3
Property	12.1	15.7	26.4	31.2
Total Earned Premiums	160.1	164.2	321.5	325.2
Net Investment Income	61.9	52.4	111.3	103.5
Change in Value of Alternative Energy Partnership Investments	(1.3)	(2.0)	(5.7)	(6.0)
Other Income	(0.8)	0.1	(0.8)	0.2
Total Life & Health Insurance Revenues	219.9	214.7	426.3	422.9
Total Segment Revenues	1,456.8	1,445.7	2,877.2	2,734.1
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	(40.5)	40.8	(68.7)	93.0
Net Realized Investment Gains (Losses)	11.0	19.2	12.5	33.0
Impairment Losses	(4.9)	(3.2)	(13.8)	(7.2)
Other	11.4	—	15.3	1.6
Total Revenues	$1,433.8	$1,502.5	$2,822.5	$2,854.5

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	Jun 30, 2022	Dec 31, 2021
Assets:
Investments:
Fixed Maturities at Fair Value	$7,218.8	$7,986.9
Equity Securities at Fair Value	395.0	830.6
Equity Method Limited Liability Investments	228.9	241.9
Alternative Energy Partnership Investments	17.0	39.6
Short-term Investments at Cost which Approximates Fair Value	230.2	284.1
Company-Owned Life Insurance	566.2	448.1
Loans to Policyholders	282.3	286.2
Other Investments	276.9	270.0
Total Investments	9,215.3	10,387.4
Cash	348.6	148.2
Receivables from Policyholders	1,375.1	1,418.7
Other Receivables	206.5	207.3
Deferred Policy Acquisition Costs	680.5	677.6
Goodwill	1,312.0	1,312.0
Current Income Tax Assets	200.8	173.1
Deferred Income Tax Assets	57.1	—
Other Assets	557.1	592.2
Total Assets	$13,953.0	$14,916.5
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,568.0	$3,540.9
Property & Casualty	2,758.4	2,772.7
Total Insurance Reserves	6,326.4	6,313.6
Unearned Premiums	1,854.4	1,898.7
Policyholder Contract Liabilities	704.5	504.0
Deferred Income Tax Liabilities	—	227.0
Accrued Expenses and Other Liabilities	831.9	843.6
Long-term Debt, Current and Non-current, at Amortized Cost	1,385.8	1,121.9
Total Liabilities	11,103.0	10,908.8
Shareholders’ Equity:
Common Stock	6.4	6.4
Paid-in Capital	1,812.5	1,790.7
Retained Earnings	1,551.9	1,762.5
Accumulated Other Comprehensive Income	(520.8)	448.1
Total Shareholders’ Equity	2,850.0	4,007.7
Total Liabilities and Shareholders’ Equity	$13,953.0	$14,916.5

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2022	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021

Results of Operations
Net Premiums Written	$1,019.9	$1,082.0	$2,043.6	$2,054.0

Earned Premiums	$1,043.7	$1,010.3	$2,065.3	$1,887.9
Net Investment Income	34.0	42.7	68.9	77.7
Change in Value of Alternative Energy Partnership Investments	(2.5)	(3.7)	(10.9)	(11.0)
Other Income	1.0	1.0	2.7	1.9
Total Revenues	1,076.2	1,050.3	2,126.0	1,956.5
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	930.2	877.4	1,841.9	1,527.4
Catastrophe Losses and LAE	6.2	8.1	8.3	9.8
Prior Years:
Non-catastrophe Losses and LAE	(14.4)	81.3	(18.2)	79.9
Catastrophe Losses and LAE	(0.2)	—	0.5	0.4
Total Incurred Losses and LAE	921.8	966.8	1,832.5	1,617.5
Insurance Expenses	205.4	205.6	404.7	375.9
Operating Income (Loss)	(51.0)	(122.1)	(111.2)	(36.9)
Income Tax Benefit (Expense)	12.1	30.4	27.6	25.3
Segment Net Operating Income (Loss)	$(38.9)	$(91.7)	$(83.6)	$(11.6)

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	89.1%	86.9%	89.2%	81.0%
Current Year Catastrophe Losses and LAE Ratio	0.6	0.8	0.4	0.5
Prior Years Non-catastrophe Losses and LAE Ratio	(1.4)	8.0	(0.9)	4.2
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Total Incurred Loss and LAE Ratio	88.3	95.7	88.7	85.7
Insurance Expense Ratio	19.7	20.4	19.6	19.9
Combined Ratio	108.0%	116.1%	108.3%	105.6%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	89.1%	86.9%	89.2%	81.0%
Insurance Expense Ratio	19.7	20.4	19.6	19.9
Underlying Combined Ratio[1]	108.8%	107.3%	108.8%	100.9%

Non-GAAP Measure Reconciliation
Combined Ratio	108.0%	116.1%	108.3%	105.6%
Less:
Current Year Catastrophe Losses and LAE Ratio	0.6	0.8	0.4	0.5
Prior Years Non-catastrophe Losses and LAE Ratio	(1.4)	8.0	(0.9)	4.2
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Underlying Combined Ratio[1]	108.8%	107.3%	108.8%	100.9%

Unaudited selected financial information for the Preferred Property & Casualty Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2022	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021

Results of Operations
Net Premiums Written	$141.3	$169.6	$278.7	$324.0

Earned Premiums	$149.9	$163.2	$305.5	$325.4
Net Investment Income	11.9	19.5	24.4	35.4
Change in Value of Alternative Energy Partnership Investments	(1.1)	(2.0)	(5.0)	(6.1)
Total Revenues	160.7	180.7	324.9	354.7
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	110.5	116.2	222.7	212.4
Catastrophe Losses and LAE	23.5	24.2	34.9	48.2
Prior Years:
Non-catastrophe Losses and LAE	1.8	5.0	3.9	5.1
Catastrophe Losses and LAE	(0.8)	(3.4)	(4.0)	(3.7)
Total Incurred Losses and LAE	135.0	142.0	257.5	262.0
Insurance Expenses	47.3	52.1	98.5	103.1
Operating Income (Loss)	(21.6)	(13.4)	(31.1)	(10.4)
Income Tax Benefit (Expense)	4.8	5.1	8.2	11.7
Segment Net Operating Income (Loss)	$(16.8)	$(8.3)	$(22.9)	$1.3

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	73.7%	71.2%	72.9%	65.2%
Current Year Catastrophe Losses and LAE Ratio	15.7	14.8	11.4	14.8
Prior Years Non-catastrophe Losses and LAE Ratio	1.2	3.1	1.3	1.6
Prior Years Catastrophe Losses and LAE Ratio	(0.5)	(2.1)	(1.3)	(1.1)
Total Incurred Loss and LAE Ratio	90.1	87.0	84.3	80.5
Insurance Expense Ratio	31.6	31.9	32.2	31.7
Combined Ratio	121.7%	118.9%	116.5%	112.2%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	73.7%	71.2%	72.9%	65.2%
Insurance Expense Ratio	31.6	31.9	32.2	31.7
Underlying Combined Ratio[1]	105.3%	103.1%	105.1%	96.9%

Non-GAAP Measure Reconciliation
Combined Ratio	121.7%	118.9%	116.5%	112.2%
Less:
Current Year Catastrophe Losses and LAE Ratio	15.7	14.8	11.4	14.8
Prior Years Non-catastrophe Losses and LAE Ratio	1.2	3.1	1.3	1.6
Prior Years Catastrophe Losses and LAE Ratio	(0.5)	(2.1)	(1.3)	(1.1)
Underlying Combined Ratio[1]	105.3%	103.1%	105.1%	96.9%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2022	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021

Results of Operations
Earned Premiums	$160.1	$164.2	$321.5	$325.2
Net Investment Income	61.9	52.4	111.3	103.5
Change in Value of Alternative Energy Partnership Investments	(1.3)	(2.0)	(5.7)	(6.0)
Other Income (Loss)	(0.8)	0.1	(0.8)	0.2
Total Revenues	219.9	214.7	426.3	422.9
Policyholders’ Benefits and Incurred Losses and LAE	113.5	115.3	233.6	234.0
Insurance Expenses	85.6	86.2	170.7	176.5
Operating Income (Loss)	20.8	13.2	22.0	12.4
Income Tax Benefit (Expense)	(3.1)	(0.2)	(1.2)	7.9
Segment Net Operating Income (Loss)	$17.7	$13.0	$20.8	$20.3
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income (Loss)1 is an after-tax, non-GAAP financial measure and is computed by excluding from Net Income (Loss) the after-tax impact of:
(i) Income (Loss) from Change in Fair Value of Equity and Convertible Securities;
(ii) Net Realized Investment Gains (Losses);
(iii) Impairment Losses;
(iv) Acquisition Related Transaction, Integration and Other Costs;
(v) Debt Extinguishment, Pension and Other Charges; and
(vi) Significant non-recurring or infrequent items that may not be indicative of ongoing operations

Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Income (Loss). There were no applicable significant non-recurring items that Kemper excluded from the calculation of Adjusted Consolidated Net Operating Income (Loss)1 for the three months ended June 30, 2022 or 2021.

Kemper believes that Adjusted Consolidated Net Operating Income (Loss)1 provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from Change in Fair Value of Equity and Convertible Securities, Net Realized Investment Gains (Losses) and Impairment Losses related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Kemper’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition Related Transaction and Integration Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Debt Extinguishment, Pension and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by Kemper’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions made by Kemper, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Kemper’s business or economic trends. The preceding non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures, as they do not fully recognize the overall profitability of the Kemper’s businesses.

A reconciliation of Net Income (Loss) to Adjusted Consolidated Net Operating Income (Loss) 1 for the three months ended June 30, 2022 and 2021 is presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2022	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Net Income (Loss)	$(74.7)	$(62.6)	$(169.5)	$60.6
Less Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	(32.0)	32.3	(54.3)	73.5
Net Realized Investment Gains (Losses)	8.7	15.2	9.9	26.1
Impairment Losses	(3.9)	(2.5)	(10.9)	(5.7)
Acquisition Related Transaction, Integration and Other Costs	(7.8)	(8.2)	(11.5)	(21.1)
Debt Extinguishment, Pension and Other Charges	—	—	(2.9)	—
Adjusted Consolidated Net Operating Income (Loss) [1]	$(39.7)	$(99.4)	$(99.8)	$(12.2)
Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share1 is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income (Loss)1 attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Income (Loss) Per Unrestricted Share.
A reconciliation of Diluted Net Income (Loss) Per Unrestricted Share to Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share1 for the three months ended June 30, 2022 and 2021 is presented below.

	Three Months Ended		Six Months Ended
(Unaudited)	Jun 30, 2022	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Diluted Net Income (Loss) Per Unrestricted Share	$(1.17)	$(0.97)	$(2.66)	$0.92
Less Net Income (Loss) Per Unrestricted Share From:
Change in Fair Value of Equity and Convertible Securities	(0.50)	0.50	(0.85)	1.12
Net Realized Investment Gains (Losses)	0.13	0.24	0.15	0.40
Impairment Losses	(0.06)	(0.04)	(0.17)	(0.09)
Acquisition Related Transaction, Integration and Other Costs	(0.12)	(0.13)	(0.18)	(0.32)
Debt Extinguishment, Pension and Other Charges	—	—	(0.05)	—
Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share[1]	$(0.62)	$(1.54)	$(1.56)	$(0.19)
Book Value Per Share Excluding Net Unrealized (Gains) Losses on Fixed Maturities1 is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized (gains) losses on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share, excluding the after-tax impact of net unrealized (gains) losses on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized (Gains) Losses on Fixed Maturities1 and Book Value Per Share at June 30, 2022 and December 31, 2021 is presented below.

(Dollars in Millions) (Unaudited)	Jun 30, 2022	Dec 31, 2021
Shareholders’ Equity	$2,850.0	$4,007.7
Less: Net Unrealized Gains (Losses) on Fixed Maturities	(472.2)	502.6
Shareholders’ Equity Excluding Net Unrealized (Gains) Losses on Fixed Maturities[1]	$3,322.2	$3,505.1
Underlying Combined Ratio1 is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding Total Incurred Losses and LAE Ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio.
Kemper believes Underlying Losses and LAE and the Underlying Combined Ratio are useful to investors and uses these financial measures to reveal the trends in Kemper’s Property & Casualty Insurance segment that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause the Kemper’s loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the Kemper’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing the Kemper’s underwriting performance.

As Adjusted for Acquisitions1 amounts are non-GAAP financial measures. Subsequent to the applicable acquisitions, the As Adjusted for Acquisitions1 amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. Kemper believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons.

A reconciliation of the As Adjusted for Acquisitions1 non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended June 30, 2022 is presented below.

(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Kemper Consolidated GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisitions[1]
Net Income (Loss)	$(74.7)	$(3.4)	$(71.3)
Net Income (Loss) Per Share - Diluted	$(1.17)	$(0.05)	$(1.12)
Specialty Property & Casualty Insurance Segment:
Earned Premiums	$1,043.7	$—	$1,043.7
Segment Net Operating Income (Loss)	$(38.9)	$(3.4)	$(35.5)
Specialty Personal Automobile Insurance:
Earned Premiums	$905.8	$—	$905.8
Segment Net Operating Income (Loss)	$(50.9)	$(3.0)	$(47.9)
A reconciliation of the As Adjusted for Acquisitions1 non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended June 30, 2021 is presented below.

(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Kemper Consolidated GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisitions[1]
Net Income (Loss)	$(62.6)	$(10.1)	$(52.5)
Net Income (Loss) Per Share - Diluted	$(0.97)	$(0.15)	$(0.82)
Specialty Property & Casualty Insurance Segment:
Earned Premiums	$1,010.3	$—	$1,010.3
Segment Net Operating Income (Loss)	$(91.7)	$(10.4)	$(81.3)
Specialty Personal Automobile Insurance:
Earned Premiums	$909.6	$—	$909.6
Segment Net Operating Income (Loss)	$(101.3)	$(10.0)	$(91.3)

Conference Call
Kemper will host its conference call to discuss second quarter 2022 results on Monday, August 1st, at 5:00 p.m. Eastern (4:00 p.m. Central). The conference call will be accessible via the internet and by telephone at 844.200.6205, access code 204006. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the second quarter of 2022, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With approximately $14 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Auto, Personal Insurance, Life and Health brands. Kemper serves over 6.2 million policies, is represented by approximately 34,500 agents and brokers, and has approximately 10,400 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper at kemper.com.

Caution Regarding Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to:

•changes in the frequency and severity of insurance claims;
•claim development and the process of estimating claim reserves;
•the impacts of inflation;
•supply chain disruption;
•product demand and pricing;
•effects of governmental and regulatory actions;
•litigation outcomes;
•investment risks;
•cybersecurity risks;
•impact of catastrophes; and
•other risks and uncertainties detailed in Kemper’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”).

The COVID-19 outbreak and subsequent global pandemic (“Pandemic”) is an extraordinary catastrophe that creates unique uncertainties and risks. Kemper cannot provide any assurances as to the impacts of the Pandemic and related economic conditions on Kemper’s operating and financial results.

Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release, including any such statements related to the Pandemic.
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Contacts
Investors: Karen Guerra	312.661.4930 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com